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                                                                   EXHIBIT 99.1


[LOGO]              LONE STAR                                      NEWS RELEASE
                TECHNOLOGIES, INC.


                                                   CONTACT:  CHARLES J. KESZLER
                                                                 (972) 770-6495
                                                           Fax:  (972) 770-6471




              LONE STAR TECHNOLOGIES, INC. CANCELS STOCK OFFERING


Dallas, Texas. August 4, 2000. Lone Star Technologies, Inc. (NYSE: LSS) announced today that, as a result of market conditions, it has cancelled the proposed offering to the public of 3,000,000 shares of common stock by Lone Star and an additional 750,000 shares by a selling stockholder. A registration statement relating to the proposed offering had been filed on July 11, 2000.